Press Release	Source: Small World Kids, Inc.
Small World Kids(TM) Signs Letter of Intent to Acquire Assets of Award Winning Imagiix Tuesday May 31, 5:00 am ET

Includes Licenses for Internationally Recognized Garfield and Jay Jay the Jet Plane

CULVER CITY, Calif., May 31 /PRNewswire-FirstCall/ -- Small World Kids, Inc. (OTC Bulletin Board: SWKD - News), the parent company of Small World Toys, a manufacturer, marketer and distributor of established brands of toys for children, today announced it has signed a Letter of Intent to acquire the assets of Imagiix. Imagiix is an award winning developer and manufacturer of infant, toddler and preschool toys.

As part of the transaction, Small World Kids will acquire the rights to all of Imagiix's well-known product lines, patents and trademarks as well as licenses for market favorites Jay Jay the Jet Plane and Garfield. The four product lines acquired from Imagiix will be integrated into Small World Toys' portfolio of nationally established brands that include recently acquired Neurosmith.

In exchange for its assets, Small World Kids will pay Imagiix $200,000 in cash and 500,000 restricted shares of the company's common stock.

"Small World Toys create products that grow with children as they grow," said Debra Fine, CEO of Small World Kids, Inc. "We have built our company by developing and acquiring high growth product lines and companies that give us a competitive advantage in categories such as education, role playing, imaginative and active play, room environments and games. We believe that Imagiix's unique products will help increase our growth in the multibillion dollar toy market." Small World Kids reported double-digit revenue growth in 2004. The company has given guidance of 15% revenue growth for 2005.

Imagiix, based in Cincinnati, manufactures innovative, thoughtfully created children's products that encourage discovery, stimulate imagination and inspire creativity in children. Imagiix has been awarded Toy of the Year honors from national publications Parenting and FamilyFun Magazines. The four Imagiix brands that will be added to Small World Toys are Milestones, Scushies, Jay Jay the Jet Plane and Garfield. The categories that the brands fall into account for approximately $7 billion of the $25 billion Toy Industry according to the NPD Group.

"Small World Toys is the right place for our award-winning product lines and licenses," said Jon Larrick, founder and CEO of Imagiix. "They have an incredible management team, outstanding distribution channels, and the manufacturing capabilities that I believe will have an enormous impact on revenue and growth for Imagiix brands."

"Mr. Larrick will continue working for Small World Toys to develop new products that we believe will capture the imagination of children and additional market share at the same time," said Debra Fine CEO of Small World Kids, Inc.

About Small World Kids, Inc.

Small World Kids Inc., through its wholly owned subsidiary Small World Toys, develops, manufactures, markets and distributes high-quality specialty toys and educational products for children. Its sales categories include infant, preschool, early learning, imaginative and active play, represented by award-winning brand names Ryan's Room®, Gertie Ball®, IQ Baby®, and Neurosmith®. The company also holds rights in the U.S. for specialty channel distribution for brands such as Little Tikes® and Tolo®. Small World Toys' products are sold in over 2,600 locations -- including educational channels, retail chains, Internet sites, catalogues and specialty stores. For more information, please visit www.smallworldtoys.com or call 310-645-9680.

Forward Looking Statement

This press release may contain forward-looking statements that involve risks and uncertainties, as well as assumptions that, if they prove incorrect, could cause our results to differ materially from those expressed or implied by such forward-looking statements. All statements other than statements of historical fact are statements that could be deemed forward-looking statements, including, among other things, any projections of earnings, revenues (including where the underlying contract has already been signed), or other financial items; any statements of the plans, strategies, and objectives of management for future operations; any statements concerning proposed new products, services, or developments; any statements regarding future economic conditions or performance; statements of belief and any statement of assumptions underlying any of the foregoing. The risks, uncertainties and assumptions referred to above include, among other things, performance of contracts by customers and partners; employee management issues; the timely development, production and acceptance of products and services and their feature sets; the challenge of managing asset levels, including inventory; the flow of products into third-party distribution channels; and the difficulty of keeping expense growth at modest levels while increasing revenues. These and other risks and factors that could cause events or our results to differ from those expressed or implied by such forward-looking statements are described in our most recent annual report on Form 10-KSB and quarterly reports on Form 10-Q, as well as other subsequent filings with the Securities and Exchange Commission. We assume no obligation and do not intend to update these forward-looking statements.

CONTACT: Steve Honig of The Honig Company, Inc., +1-310-246-1801, or press@honigcompany.com, for Small World Kids, Inc.